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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      July 2, 2001

ADAPTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-15071	94-2748530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

691 S. Milpitas Boulevard
Milpitas, California 95035
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code:      (408) 945-8600

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

    On July 2, 2001, Adaptec, Inc., Pinehurst Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Adaptec, and Platys Communications, Inc., a California corporation, entered into an Agreement and Plan of Merger and Reorganization (the "Agreement"). Subject to the terms and conditions of the Agreement, Platys Communications will be merged with and into Pinehurst Acquisition in a forward triangular merger, with Pinehurst Acquisition to be the surviving corporation. The corporation surviving the merger will be named "Platys Communications, Inc." This merger is intended to qualify as a tax-free reorganization and will be accounted for under the purchase method of accounting.

    Adaptec's acquisition of Platys Communications involves a stock and cash transaction of approximately $150 million in value, and, subject to the satisfaction and/or waiver of various conditions set forth in the Agreement, the acquisition is expected to close this quarter.

    A press release announcing the signing of the Agreement is attached as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

        Press Release of July 2, 2001 regarding the acquisition of Platys Communications, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: July 23, 2001

ADAPTEC, INC.
By:	/s/ Kenneth B. Arola Kenneth B. Arola Vice President and Corporate Controller (principal accounting officer)

INDEX TO EXHIBIT

Exhibit Number	Description
99.1	Press Release of July 2, 2001 regarding the acquisition of Platys Communications, Inc.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBIT